UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/30/2009

Tower Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34277

Pennsylvania	25-1445946
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

112 Market Street, Harrisburg, Pennsylvania 17101
(Address of principal executive offices, including zip code)

(717) 231-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 30, 2009, Tower Bancorp, Inc. (the "Company") issued a press release announcing the closing of the underwriters' exercise of their over-allotment option in connection with the Company's previously announced public offering of 1,968,509 shares of its Common Stock. Including the exercise of the over-allotment option, the Company expects total net proceeds from the offering, after deducting underwriting discounts and estimated expenses, to be approximately $51.5 million. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

                Exhibit No.                        Description

                5.1                                      Opinion of Rhoads & Sinon LLP regarding the validity of the securities offered
                23.1                                    Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)
                99.1                                    Press Release issued September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Bancorp, Inc.

Date: September 30, 2009	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-5.1	OPINION OF RHOADS & SINON LLP
EX-99.1	PRESS RELEASE ISSUED SEPTEMBER 30, 2009